SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) July 20, 1998



                       CRESTAR FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)


 Virginia                    1-7083                54-0722175
 (State or other           (Commission           (IRS Employer
 jurisdiction of           File Number)          Identification No.)
 incorporation)


 919 East Main Street, Post Office Box 26665
 Richmond, VA                                              23261-6665
  (Address of principal executive offices)                (Zip Code)


                          (804) 782-5000
           (Registrant's telephone number, including area code)


                              Not Applicable
     (Former name or former address, if changed since last report)




 ITEM 5.  OTHER EVENTS.

           On July 20, 1998, Crestar Financial Corporation, a Virginia corporation ("Crestar"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), will be merged with and into Crestar (the "Merger"). The Merger is intended to constitute a tax-free reorganization for federal income tax purposes and to be accounted for as a pooling-of-interests. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

           In accordance with the terms of the Merger Agreement, each share of Crestar common stock, par value $5.00 per share ("Crestar Common Stock"), outstanding immediately prior to the effective time of the Merger, together with the rights attached thereto (the "Rights") issued pursuant to the Rights Agreement, dated as of June 23, 1989 (the "Rights Agreement"), between Crestar and Mellon Bank, N.A., as rights agent, will be converted into the right to receive .96 shares (the "Exchange Ratio") of SunTrust common stock, par value $1.00 per share ("SunTrust Common Stock") (with cash being paid in lieu of fractional share interests).

           Consummation of the Merger is subject to various conditions, including (i) the approval of the shareholders of Crestar and SunTrust,
 (ii) the approval of the appropriate state and federal bank regulators and other governmental agencies, (iii) the receipt by Crestar and SunTrust of letters from their independent auditors that the Merger will qualify for pooling-of-interests accounting treatment, (iv) the receipt by Crestar and SunTrust of an opinion of counsel that the Merger will be treated for federal tax purposes as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and (v) other customary conditions to closing.

           In connection with the Merger Agreement, Crestar and SunTrust entered into option agreements (the "Stock Option Agreements"), each dated as of July 20, 1998. The Stock Option Agreements provide (i) Crestar with the right to purchase a number of shares of SunTrust Common Stock equal to 9.9% of SunTrust's Common Stock and (ii) SunTrust with the right to purchase a number of shares of Crestar Common Stock equal to 19.9% of Crestar's Common Stock. The price per share of Crestar Common Stock payable upon exercise of the option is $62 7/8 and the price per share of the SunTrust Common Stock payable upon exercise of the option is $87.00. The options granted under the Stock Option Agreements will become exercisable only upon the occurrence of certain events, none of which has occurred as of the date hereof. The options were granted by each of Crestar and SunTrust as a condition to the other party's entering into the Merger Agreement. The Stock Option Agreements are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

           The joint press release issued by Crestar and SunTrust with respect to the Merger is filed herewith as Exhibit 99.3.

           In connection with the execution of the Merger Agreement and the Stock Option Agreements, Crestar amended its Rights Agreement to provide that the Rights will not become distributable or exercisable as a result of the execution of the Merger Agreement and the Stock Option Agreement pursuant to which Crestar has granted an option or the consummation of the transactions contemplated thereby.

           Amendment No. 1 to the Rights Agreement is filed herewith as
 Exhibit 99.4 and is incorporated by reference herein.


 ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.


 (c)  Exhibits

           2.1 Agreement and Plan of Merger by and among Crestar Financial Corporation, SunTrust Banks, Inc., and SMR Corporation, dated as of July 20, 1998

           99.1 Stock Option Agreement, dated July 20, 1998, between Crestar Financial Corporation, as issuer, and SunTrust Banks, Inc., as grantee

           99.2 Stock Option Agreement, dated July 20, 1998, between SunTrust Banks, Inc., as issuer, and Crestar Financial Corporation, as grantee

           99.3 Press Release issued by Crestar Financial Corporation and SunTrust Banks, Inc. on July 20, 1998

           99.4 Amendment No. 1, dated as of July 20, 1998, to the Rights Agreement, dated as of June 23, 1989, between Crestar Financial Corporation and Mellon Bank, N.A., as rights agent



                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

 Dated: July 22, 1998


                          CRESTAR FINANCIAL CORPORATION

                          By: /s/ James D. Barr
                            _______________________________
                            Name:  James D. Barr
                            Title: Group Executive Vice President,
                                   Controller and Treasurer




                               EXHIBIT INDEX

           Exhibit
           Number    Description

           2.1 Agreement and Plan of Merger by and among Crestar Financial Corporation, SunTrust Banks, Inc., and SMR Corporation, dated as of July 20, 1998

           99.1 Stock Option Agreement, dated July 20, 1998, between Crestar Financial Corporation, as issuer, and SunTrust Banks, Inc., as grantee

           99.2 Stock Option Agreement, dated July 20, 1998, between SunTrust Banks, Inc., as issuer, and Crestar Financial Corporation, as grantee

           99.3 Press Release issued by Crestar Financial Corporation and SunTrust Banks, Inc. on July 20, 1998

           99.4 Amendment No. 1, dated as of July 20, 1998, to the Rights Agreement, dated as of June 23, 1989, between Crestar Financial Corporation and Mellon Bank, N.A., as rights agent